SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 2.02.	Results of Operations and Financial Condition.

On April 27, 2005, Cytyc Corporation (“Cytyc” or the “Company”) issued a press release announcing the Company’s earnings for the quarter ended March 31, 2005. A copy of the release is furnished with this report as an exhibit to this Form 8-K.

Item 8.01. Other Events.

The Company is reactivating its plan to repurchase shares of Cytyc common stock with a value of up to $50 million, through open market purchases that will be made from time to time as market conditions allow. Shares repurchased under the plan will be held in the Company’s treasury and will be available for a variety of corporate purposes. The repurchase plan may be suspended at any time without prior notice.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished pursuant to Item 2.02:

Exhibit 99.1: Earnings Release of Cytyc Corporation dated April 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
Chairman, Chief Executive Officer, and President

Date: April 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Release of Cytyc Corporation dated April 27, 2005